Exhibit 99.1
For More Information
Investor Contacts:
Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com
Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com
SMART Modular Technologies Reports Third Quarter Fiscal 2010 Results
NEWARK, CA, June 17, 2010 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules and solid state storage products, today reported financial results for the third quarter of fiscal 2010 ended May 28, 2010.
Third Quarter Fiscal 2010 Highlights:
•	Net sales of $201.2 million

•	Gross profit of $45.5 million

•	GAAP diluted EPS of $0.23

•	Non-GAAP diluted EPS of $0.26

•	Adjusted EBITDA of $29.8 million
Net sales for the third quarter of fiscal 2010 were $201.2 million, compared to $160.1 million for the second quarter of fiscal 2010, and $91.6 million for the third quarter of fiscal 2009.
Gross profit for the third quarter of fiscal 2010 was $45.5 million, compared to $42.0 million for the second quarter of fiscal 2010, and $18.6 million for the third quarter of fiscal 2009.
On a GAAP basis, net income for the third quarter of fiscal 2010 was $14.9 million or $0.23 per diluted share, compared with $16.1 million, or $0.25 per diluted share for the second quarter of fiscal 2010, and a net loss of $2.4 million, or a net loss of $0.04 per share for the third quarter of fiscal 2009.
On a non-GAAP basis, net income was $17.3 million or $0.26 per diluted share for the third quarter of fiscal 2010, compared with $14.9 million or $0.23 per diluted share for the second quarter of fiscal 2010, and net income of $0.9 million or $0.01 per diluted share for the third quarter of fiscal 2009.

Adjusted EBITDA for the third quarter of fiscal 2010 was $29.8 million, compared to $28.4 million for the second quarter of fiscal 2010, and $5.2 million for the third quarter of fiscal 2009.
Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.
“The strength of SMART’s third quarter fiscal 2010 provides continued evidence of the success of our strategic initiatives and the strength of end user demand in our key markets in the U.S., Brazil and Asia. This end user demand, combined with a stable DRAM market and our enhanced operating efficiencies, have combined to drive our better than expected financial results,” commented Iain MacKenzie, President and CEO of SMART. “During the quarter we continued to ramp our investment in Brazil as well as in our enterprise solid state storage business in order to solidify and grow our position within these rapidly expanding markets.”
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.
For the fourth quarter of fiscal 2010, SMART estimates net sales will be in the range of $200 to $210 million, gross profit in the range of $44 to $47 million, and net income per diluted share in the range of $0.19 to $0.21 on a GAAP basis. On a non-GAAP basis, SMART estimates net income per diluted share will be in the range of $0.22 to $0.24. The guidance for the fourth quarter of fiscal 2010 includes an income tax provision estimated in the range of $8.0 to $8.4 million. Please refer to the Non-GAAP Information section and the “Reconciliation of Q4-10 Guidance for Non-GAAP Financial Measures” table below for further detail.
Conference Call Details
SMART’s third quarter fiscal 2010 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, June 17, 2010. The call may be accessed U.S. toll free by calling (877) 941-2068 or U.S. toll by calling (480) 629-9712. Please join the conference call at least ten minutes early in order to register. The access code is 4313196. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, July 1, 2010, by dialing (303) 590-3030 and entering passcode 4313196.

Forward-Looking Statements
Statements contained in this press release, or in the teleconference or webcast, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance, the success of our strategic initiatives including investments in our solid state storage growth strategy, the benefits associated with operational efficiencies, the DRAM market, new product introductions, expansion of capacity and strength in markets in the U.S., Brazil and Asia, the launch of Flash packaging in Brazil, and end user and customer demand for products.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, difficulties with or delays in the introduction of new products, fluctuations in product prices and raw material costs and availability, dependence upon third-party vendors, customer demand, end user markets, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate and related tax provision, failure to receive continued favorable tax treatment or renewals of exemptions from certain taxes in foreign countries, higher than anticipated costs from increasing capacity, changes in foreign currency exchange rates, intellectual property disputes, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for fiscal 2009 and its Quarterly Reports on Form 10-Q for the quarters ended November 27, 2009 and February 26, 2010. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, our future results may differ materially from projections and investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not currently intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, stock-based compensation expense, display business divestiture, and other infrequent or unusual items, less net gain on repurchase of notes and gain from legal settlement. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flow provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity.
Non-GAAP financial results do not include stock-based compensation expense, restructuring charges, goodwill impairment charges, net gain on repurchase of notes, gain from legal settlement and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges and gains, as well as any related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results, to plan and forecast future periods, and to assess performance of certain executives for compensation purposes. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.
About SMART
SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, defense, aerospace and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives, or SSDs, for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data; unaudited)

	Three Months Ended			Nine Months Ended
	May 28,	February 26,	May 29,	May 28,	May 29,
	2010	2009	2009	2010	2009

Net income (loss)	$14,917	$16,092	$(2,386)	$35,591	$(11,114)
Add:
Stock-based compensation expense charged to operating expense, net of tax	1,896	1,827	1,478	5,358	5,040
Display business divestiture, no tax effect	486	—	—	486	—
Gain on legal settlement, no tax effect	—	(3,044)	—	(3,044)	—
Gain on repurchase of notes, no tax effect	—	—	—	(1,178)	—
Loan fees written off on repurchase of notes, no tax effect	—	—	—	353	—
Relocation of corporate headquarter charges, net of tax	—	—	820	—	820
Goodwill impairment, no tax effect	—	—	—	—	10,416
Restructuring charges, net of tax	—	—	945	—	2,756

Non-GAAP net income	$17,299	$14,875	$857	$37,566	$7,918

Non-GAAP net income per diluted share	$0.26	$0.23	$0.01	$0.58	$0.12

Shares used in computing non-GAAP net income per diluted share:	65,502	65,010	63,489	64,843	63,381

Net income (loss)	$14,917	$16,092	$(2,386)	$35,591	$(11,114)
Interest expense, net	837	1,163	1,629	3,663	5,079
Income taxes	7,354	8,433	368	20,504	3,808
Depreciation and amortization	4,250	3,912	3,142	11,779	9,586

EBITDA	27,358	29,600	2,753	71,537	7,359
Adjustments:
Stock-based compensation expense charged to operating expense	1,908	1,839	1,490	5,393	5,077
Display business divestiture expenses	486	—	—	486	—
Gain on legal settlement	—	(3,044)	—	(3,044)	—
Gain on repurchase of notes	—	—	—	(1,178)	—
Goodwill impairment	—	—	—	—	10,416
Restructuring charges	—	—	989	—	2,810

Adjusted EBITDA	$29,752	$28,395	$5,232	$73,194	$25,662

Reconciliation of Q4-10 Guidance for Non-GAAP Financial Measures
(In millions, except per share data; unaudited)

	Three Months Ending August 27, 2010
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To

Net income	$12.4	$14.0	$1.9	(a)	$14.3	$15.9

Net income per diluted share	$0.19	$0.21			$0.22	$0.24

Shares used in computing net income per diluted share	66.0	66.0			66.0	66.0

(a)	Reflects estimated adjustment for stock-based compensation expense.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	May 28,	May 29,	May 28,	May 29,
	2010	2009	2010	2009

Net sales	$201,235	$91,645	$484,438	$341,509
Cost of sales	155,738	73,008	368,162	272,989

Gross profit	45,497	18,637	116,276	68,520

Operating expenses:
Research and development	6,657	4,478	17,606	15,056
Selling, general and administrative	16,340	13,585	44,037	41,834
Restructuring charges	—	989	—	2,810
Goodwill impairment	—	—	—	10,416

Total operating expenses	22,997	19,052	61,643	70,116

Income (loss) from operations	22,500	(415)	54,633	(1,596)
Interest expense, net	(837)	(1,629)	(3,663)	(5,079)
Other income (expense), net	608	26	5,125	(631)

Total other income (expense)	(229)	(1,603)	1,462	(5,710)

Income (loss) before provision for income taxes	22,271	(2,018)	56,095	(7,306)
Provision for income taxes	7,354	368	20,504	3,808

Net income (loss)	$14,917	($2,386)	$35,591	($11,114)

Net income (loss) per share, basic	$0.24	($0.04)	$0.57	($0.18)

Net income (loss) per share, diluted	$0.23	($0.04)	$0.55	($0.18)

Shares used in computing net income (loss) per ordinary share	62,463	61,738	62,216	61,640

Shares used in computing net income (loss) per diluted share	65,502	61,738	64,843	61,640

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	May 28,	August 28,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$105,981	$147,658
Accounts receivable, net of allowances of $1,574 and $1,591 as of May 28, 2010 and August 28, 2009	212,426	130,953
Inventories	110,191	63,115
Prepaid expense and other current assets	29,222	12,628

Total current assets	457,820	354,354
Property and equipment, net	44,045	36,263
Goodwill	1,061	1,061
Other intangible assets, net	6,700	7,475
Other non-current assets	7,497	4,585

Total assets	$517,123	$403,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$146,783	$68,928
Accrued expenses and other current liabilities	29,512	16,615

Total current liabilities	176,295	85,543
Long-term debt	55,072	81,250
Other long-term liabilities	441	2,120

Total liabilities	231,808	168,913

Shareholders’ equity:
Ordinary shares	10	10
Additional paid in capital	116,029	109,264
Accumulated other comprehensive income	12,467	4,333
Retained earnings	156,809	121,218

Total shareholders’ equity	285,315	234,825

Total liabilities and shareholders’ equity	$517,123	$403,738

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Summary Cash Flow Information
(Unaudited)

	Nine Months Ended
	May 28,	May 29,
	2010	2009
	(In thousands)

Net cash provided by (used in) operating activities	$(4,136)	$44,595
Net cash used in investing activities	$(15,034)	$(18,603)
Net cash provided by (used in) financing activities	$(23,616)	$414
END